Exhibit to Schedule 13D

                                                        Ezenia! Inc.
NOTICE OF GRANT OF STOCK OPTIONS                        ID: 04-3114212
AND OPTION AGREEMENT                                    63 Third Avenue
                                                        Burlington, MA  01803
                                                        Phone: 781-229-2000
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KHOA NGUYEN                                             OPTION NUMBER:
                                                        PLAN:
                                                        ID:
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Effective ___________, you have been grated a(n) [Non-Qualified][Incentive]
Stock Option to buy _________shares of Ezenia! Inc. (the Company) stock at $_________ per share.

The total option price of the shares granted is $__________________.

Shares in each period will become fully vested on the date shown.

          Shares        Vest Type             Full Vest              Expiration


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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.
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____________________                              ____________________________
Ezenia! Inc.                                      Date

____________________                              ____________________________
Khoa Nguyen                                       Date